ClearBridge Aggressive Growth Portfolio

The Agreement and Plan of Reorganization dated as of April 28, 2014 between Met
 Investors Series Trust (the Registrant), on behalf of the ClearBridge Aggressive Growth Portfolio II, a series of the Registrant, and the Registrant, on behalf of the ClearBridge Aggressive Growth Portfolio, a series of the Registrant, is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 26, 2013.